                                                                   Exhibit 10.41


                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement is made effective as of the 15th day of March, 1996, between COLONY HILL ASSOCIATES, a New York limited partnership ("Seller") and PAH Acquisition Corporation, a Virginia corporation ("Buyer").

                                    RECITALS
                                    --------

     I. Seller owns certain real and personal property consisting of a 362-room hotel, with restaurants, lounges and other facilities, known as Marriott WindWatch Hotel located at 1717 Vanderbilt Motor Parkway, Hauppauge, Suffolk County, New York (the "Hotel").

     A. On February 20, 1991, an involuntary petition was filed under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") against Seller and on November 6, 1991 Seller consented to the entry of an order for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of New York (the "Bankruptcy Court" or the "Court"), Case No. 891-80665-20. Seller has remained in possession of its property and management of its property as a debtor-in-possession.

     B. Seller desires to sell, and Buyer desires to purchase, the Hotel, on the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS
                                   ----------

     1. Sale and Purchase of Property. Subject to the terms, conditions and
        -----------------------------
provisions of this Agreement, Seller agrees to sell, transfer, deliver and assign to Buyer at the Closing (as defined in Section 16), and Buyer agrees to purchase from Seller at the Closing, all of Seller's right, title and interest in and to the following:

          (a) The fee estate in that certain real property located in Suffolk County, New York, and more particularly described in a preliminary Exhibit A to
                                                                   ---------
be attached hereto within 3 days of signature by Seller and incorporated herein by reference (the "Land"). A final Exhibit A, which shall include the Hotel, the
                                   ---------
parking lot and the Hotel grounds but shall exclude the commercial office site and golf clubhouse, shall be agreed to by Buyer & Seller within 20 days of the effective date of this Purchase and Sale Agreement.

          (b) The buildings, parking areas, structures and improvements situated on the Land, including without limitation the Hotel (the "Improvements");

                                        1
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          (c) Any and all easements, hereditaments and appurtenances belonging to or inuring to the benefit of Seller and pertaining to the Land; any strips and gores adjoining or adjacent to the Land; any land lying in the bed of any street, road, avenue, way or boulevard, open or proposed, in front of or adjoining the Land and any award made or to be made in lieu thereof; any award for damage to the Land by reason of any change of grade in any skeet, road, avenue, way or boulevard (collectively, the "Additional Land Rights");

          (d) Any and all furniture, furnishings, fixtures, machinery, apparatus, equipment, vehicles, operating stock, appliances, finishes, trade fixtures, bed linens and towels, telephones, televisions, computers, computer software (except that with respect to which Marriott International, Inc., the current manager of the Hotel ("Marriott") has a proprietary interest), bedding, window treatments, safety equipment, advertising booklets and materials, brochures, and other tangible items of personalty located upon, associated with, or used in connection with the operation of the Hotel, subject to depletions, replacements and additions in the ordinary course of operating the Hotel excluding, however, any golf carts, golf course maintenance and other golf equipment (collectively, the "FFE").

          (e) Any ground or space leases affecting the Hotel including any parking leases or other leases used in connection with the Land and/or the Improvements to which Seller is a party (the "Leases") and the equipment leases and contracts affecting the Hotel to which Seller is a party (the "Contracts"). A preliminary schedule of the Leases and Contracts will be attached hereto by March 21, 1996 and a complete schedule will be attached hereto within 20 days of signature by Seller as Exhibit B and incorporated herein by this reference (the
                       ---------
"Schedule of Leases and Contracts");

          (f) Transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasigovernmental agency, department, board, commission, bureau or other entity or instrumentality in respect of the Hotel and any deposits with respect to any of the foregoing, including, without limitation, those with respect to the foundation, garage, use, utilities, building, fire, life safety, traffic, and zoning, food and alcoholic beverages (collectively, the "Licenses") held by Seller, with respect to the Hotel. A preliminary schedule of the Licenses will be attached hereto by March 21, 1996 and a complete schedule will be attached hereto within 20 days of signature by Seller as Exhibit C and incorporated herein by this reference (the
                       ---------
"Schedule of Licenses");

          (g) All inventories of supplies used in connection with the operation of the Hotel, including, without limitation, paper goods, brochures, office supplies, unopened food and beverage inventory (to the extent the transfer of same is permissible under applicable law), chinaware, glassware, flatware, table linens, soap, gasoline, fuel oil, gift shop items, and other operational and guest supplies located at the Hotel or held elsewhere for use in connection therewith, subject to depletions, replacements and additions in the ordinary course of operating the Hotel and excluding items owned by Marriott or held by Seller on consignment (collectively, the "Inventories");


                                       2
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          (h) All books, records, files, guest, registers, employment records, maintenance records, rental and reservation records, and other records of a material nature used or prepared by Seller or its agents in connection with the operation and maintenance of the Property, (collectively the "Records") to the extent such items are in the possession of or under the control of Seller or are the property of Seller, exclusive of (i) original Records which Seller desires to retain, provided that Seller supplies Buyer with true and complete copies thereof, and (ii) Seller's income tax and accounting records;

          (i) Advance reservations and bookings for the Hotel, as the same may be amended, canceled and renewed (the "Reservations") and advance deposits made in respect thereof (the "Reservation Deposits");

          (j) Any and all goodwill and other and intangible personal property associated with the Hotel and/or the operation thereof, including without limitation, all right, title and interest in the name "WindWatch" and the right to all property tax refunds, (collectively, the "Intangible Property"), provided, however, that notwithstanding the preceding nothing contained herein shall preclude the Seller or any successor owner of the golf course contiguous to the Hotel from using the name "WindWatch" in connection with the golf course;

          (k) Any and all original and supplemental blueprints, plans, specifications, working drawings, site plans, elevations, surveys, advertising booklets or materials, brochures, indicia of title, warranties and guarantees, environmental reports, structural reports, and similar materials of any kind, character or description, prepared for use in connection with the Hotel and/or the operation thereof or otherwise relating thereto, to the extent such items are in the possession or under the control of Seller and are transferable (collectively. the "Documents"); and

          (1) All accounts receivable, the Repair and Equipment Reserve Account maintained by Seller under the Revised and Restated Hotel Management Agreement between Seller and Marriott (the "Hotel MA"), the working capital accounts maintained by Seller pursuant to the Hotel MA and all other similar accounts, if any, maintained by Seller or its agents to the extent relating to the Hotel (collectively the "Accounts") excluding the checking account and certificates of deposit maintained by Seller as a debtor-in-possession at The Greater New York Bank For Savings (the "DIP Account").

     The Land, Improvements and Additional Land Rights are referred to herein collectively as the "Real Property." The FFE, Contracts, Licenses, Approvals, Inventories, Records, Leases, Reservations, Reservation Deposits, Accounts, Intangible Property, and Documents are referred to herein collectively as the "Personal Property." The Real Property and the Personal Property are referred to herein collectively as the "Property."

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     Notwithstanding the foregoing, the Property will not include any property owned by Marriott or in which it has a proprietary interest, including without limitation, proprietary Marriott Software and Marriott's frequent guest list (the "Excepted Property").

     2. Transfer of Property.
        --------------------

          (a) Seller will transfer title to and possession of the Property to Buyer at the Closing. Title to the Real Property will be transferred to Buyer by quitclaim deed prepared by Seller's counsel and approved by Buyer's counsel (the "Deed") and a quitclaim assignment of any leasehold estates prepared by Seller's counsel and approved by Buyer's counsel (the "Leasehold Assignment"), subject only to the matters approved by Buyer in accordance with Section 7. Title to the FFE and the Inventories will be transferred free and clear of all liens, claims, interests of third parties and encumbrances (except for purchase money security interests in leased equipment and any items that are being leased by Seller as reflected in the Schedule of Leases and Contracts and except for accounts payable in the ordinary course as permitted in accordance with this Agreement) pursuant to a quitclaim bill of sale (the "Bill of Sale"). Seller's right, title and interest in each of the Leases, the Contracts, and the Licenses will be transferred and assigned to Buyer, and Buyer will assume Seller's obligations accruing thereunder subsequent to the Closing, pursuant to an assignment and assumption agreement (the "Assignment and Assumption Agreement") all of the foregoing to be current on the date of closing and free of all liens, claims, interests of third parties and encumbrances (except for purchase money security interests in leased equipment, any items being leased by Seller as reflected in the Schedule of Leases and Contracts and accounts payable in the ordinary course as permitted in accordance with this Agreement). In furtherance of the preceding, Seller will by separate motion to the Bankruptcy Court or under the Plan (as defined in Section 38 hereof), seek to assume and assign the Leases and Contracts to Buyer pursuant to Section 365 of the Bankruptcy Code. The Approvals, the Records, the Reservations, the Reservation Deposits, the Accounts, the Intangible Property, and the Documents will be transferred to Buyer by written quitclaim assignment (the "Assignment").

          (b) If the transfer of any of the Leases or Contracts material to the operation of the Hotel (the "Material Contracts") requires the consent of any party other than Seller, the written consent of such party will be a condition to Closing unless such condition is waived by Buyer or such assignment is so ordered by the Bankruptcy Court pursuant to Section 365 of the Bankruptcy Code prior to Closing. The parties agree to cooperate in obtaining such consents and effecting such transfers. Buyer agrees to accept the assignment of all Contracts other than at Buyer's election, Contracts with pre-petition arrearages.

          (c) If the transfer of any of the Licenses material to the operation of the Hotel (the "Material Licenses") requires the approval of any governmental or quasigovernmental authorities, such approval will be a condition to Closing unless such transfer is so ordered by the Bankruptcy Court pursuant to Section 365 of the Bankruptcy Court or waived by Buyer. The parties agree to cooperate in obtaining such approvals and effecting such transfers. The Material Licenses will be set forth in a written notice to Seller delivered by Buyer on or before the tenth (lOth) day after Seller delivers the last of the Licenses to Buyer and attached hereto as Exhibit D. Transfer fees or similar
                                         ---------
charges to be incurred in connection with such consents and transfers will be borne by the Buyer. If any such approval or order has not been obtained prior to Closing, and Buyer waives such condition in writing, then, if not prohibited by applicable law, Seller nevertheless will transfer the Property to Buyer, and the parties will establish interim arrangements for the full and complete operation of the Property in the manner it is presently being operated.

          (d) Except as otherwise specifically provided herein, the Property is being conveyed to Buyer free and clear of all liens, claims, interests, taxes, assessments, security interests, encumbrances, debts, liabilities incurred after the filing of the involuntary petition other than accounts payable incurred in the ordinary course of business or current obligations due under Contracts, Licenses and Leases incurred in the ordinary course of business.

          (e) Buyer acknowledges receipt of a copy of the Agreement dated January 27, 1987 among Seller, Pacific Ventures, Inc., and the Suffolk County Department of Public Works and the Suffolk County Sewer Agency ("Suffolk") regarding the development of a sewage treatment plant on a portion of the Property (the "STP Agreement"). Buyer acknowledges that Suffolk has exercised its right to require Seller to convey the sewage treatment plant and its related facilities including pumping stations (the "Plant") to Suffolk and that the sale of the Property will exclude the Plant. Buyer shall have no right to any adjustments at Closing on account of the exclusion of the Plant or any matter relating to the Plant or the STP Agreement. After the Closing, Buyer will cooperate in assuring that Seller was able to convey the Plant as required by the STP Agreement.

     3. Purchase Price. The total purchase price to be paid (the "Purchase
        --------------
Price") by Buyer to Seller for the Property is Thirty Million Dollars ($30,000,000).

          (a) On execution of this Contract, Buyer will deposit the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash or by letter of credit with Escrow Agent (as defined in Section 4) to be held for Buyer's and Seller's benefit as provided herein (the "Deposit").

          (b) On the first business day following the expiration of the Inspection Period, but no later than April 12, 1996, Buyer will increase the Deposit to One Million Dollars ($1,000,000.00) by depositing an additional Seven Hundred Fifty Thousand Dollars ($750,000) with the Escrow Agent in cash or by letter of credit. Any interest earned on the Deposit will be considered part of the Deposit and applied to the Purchase Price in the event the Closing occurs.

          (c) At Buyer's election, Buyer may post all or any portion of the Deposit by a letter of credit in form and substance acceptable to Seller and issued by a bank approved by Seller in its reasonable discretion.

          (d) At the Closing, Buyer will pay to Seller or its designees the balance of the Purchase Price in cash, bank or certified check, or wire transfer of immediately available funds

     4. Escrow Agent.
        ------------

          (a) Winick & Rich, P.C. (the "Escrow Agent") will hold the Deposit as escrow agent for the parties. If all or part of the Deposit is cash, Escrow Agent will deposit the Deposit in an interest bearing trust account in a bank acceptable to both parties and will not commingle the deposit with any other funds. This Agreement will constitute the escrow instructions, however, if required by Escrow Agent, the parties will execute Escrow Agent's standard form of escrow instructions, with such changes as may be mutually acceptable to the parties. In the event of any conflict between such printed form and this Agreement, the terms of this Agreement will prevail.

          (b) The interest (which shall be part of the Deposit) on the Deposit shall be paid to Seller at Closing (and applied against the Purchase Price) or to the party entitled to receipt of the Deposit in the event the Closing fails to occur. At the Closing, the Deposit shall be paid by Escrow Agent to Seller. If for any reason the Closing does not occur and either party gives notice to Escrow Agent demanding payment of the Deposit, Escrow Agent shall give prompt notice to the other party of such demand. If Escrow Agent does not receive notice of objection from such other party to the proposed payment within ten
(10) business days after giving of such notice, Escrow Agent is hereby authorized and directed to make such payment. If Escrow Agent does receive such notice of objection within such ten (10) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment, Escrow Agent shall continue to hold such amount until otherwise directed by notice from the parties to this Agreement or a final, nonappealable judgment, order or decree of a court. However, Escrow Agent shall have the right at any time to deposit the Deposit and the interest thereon with the Clerk of the Bankruptcy Court or the Clerk of the Court in the county in which the Property is located if the Clerk of the Bankruptcy Court shall refuse to accept such deposit. The Escrow Agent shall give notice of such deposit to Seller and Buyer. Upon such deposit or other disbursement in accordance with the terms of this paragraph, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

          (c) The Seller and Buyer acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent. Seller and Buyer jointly and severally agree to defend, indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses (including reasonable attorney's fees) incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith or in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

          (d) Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it and shall be fully protected in so acting or refraining from action upon the advice of such counsel

          (e) Upon receipt of the Deposit, Escrow Agent will acknowledge such receipt and Escrow Agent's agreement to the provisions of this paragraph by signing in the place indicated on the signature page of this Agreement.

          (f) Escrow Agent may rely upon the genuineness or authenticity of any document tendered to it by either of the parties, and shall be under no duty of independent inquiry with respect to any acts or circumstances recited in such document.

     5. Survey. Within two (2) business days of the execution of this Agreement,
        ------
Buyer will order an ALTA Survey (the "Survey"). To the extent permitted under
Section 7, Buyer will have the right to object to any matter shown on the Survey. The procedure for Buyer to object to matters shown on the Survey, and for Seller to cure the same, will be set forth in Section 7.

     6. Title Report.
        ------------

          (a) Within two (2) business days of the execution of this Agreement, Buyer will request a commitment from East Coast Abstract Company and/or such other title company as it selects (the "Title Company") to issue and deliver to Buyer, at Buyer's expense (a) a commitment for title insurance (the "Title Commitment") and (b) a UCC judgment and other search (collectively, the "U.C.C. Reports"). To the extent permitted under Section 7, Buyer will have the right to object to any matter affecting title to the Property as shown in the Title Commitment or the U.C.C. Reports. The procedure for Buyer to object to matters shown on the Title Commitment or the U.C.C. Reports, and for Seller to cure the same, will be as set forth in Section 7.

          (b) Buyer acknowledges that it has been furnished with a recent Title Report and survey (collectively the "Title Report"), has reviewed same and has no objection to any matter affecting title to the Property disclosed therein and agrees to take title subject to such matters. A copy of the Title Report is to be attached within 3 days of signature of Seller as Exhibit E.

     7. Review Period. Buyer will have until five (5) days after receipt of the
        -------------
Survey, the Title Commitment and the U.C.C. Reports (the "Title Review Period"), within which to review and give Seller written notice (the "Objection Notice") of its objection (in its sole and arbitrary discretion without having to provide any basis therefor) to any matters contained in Survey, the Title Commitment, and the U.C.C. Reports affecting title to, or the condition of, the Property or any part thereof not shown in the Title Report. In the event Buyer fails to give Seller an Objection Notice within the Title Review Period, then Buyer will be deemed to have approved all such matters. Seller will have thirty (30) days from receipt of the Objection Notice to cure all such objections. If Seller is unable or unwilling, in its sole discretion, to cure such objections, Seller, at any time within said thirty (30) day period, will provide Buyer with written notice specifying all such objections that will not be cured (the "Non-Cure Notice"). If Seller provides the Non-Cure Notice, Buyer may, within fifteen (15) days after receipt of the Non-Cure Notice, provide written notice of termination to Seller, in which event this Agreement will terminate, the Deposit will be returned to Buyer, and the parties will have no further obligations or liabilities hereunder, except for Buyer's obligations under Section 8(c), 8(e) and 21 hereof. If Buyer fails to provide such notice within said fifteen (15) day period, Buyer will be deemed to have waived such objections and to have elected to proceed with the sale without any reduction in the Purchase Price. If any other exceptions to, or matters affecting, title are created between the dates of the Survey, the Title Commitment or the U.C.C. Reports, as applicable, and the Closing which Seller elects not to remove, then Buyer will have the option to either (a) accept title subject to such exceptions or matters and proceed with Closing, in which event there will be no reduction in the Purchase Price, or (b) terminate this Agreement, in which event the Deposit will be returned to Buyer and the parties will have no further obligations or liabilities hereunder, except for Buyer's obligation under Sections 8(c), 8(e) and 21.

     8. Inspections and Examinations; Condition of Property.
        ---------------------------------------------------

          (a) Buyer will have thirty (30) days following the date hereof (the "Inspection Period") within which to (i) inspect, review and approve the Property including, without limitation, Licenses, the Leases, the Contracts, the Documents, the Records, the condition of the Property, and all financial, economic and operational information relating to the ownership and operation of the Property, (ii) to conduct such studies relating to the Property as Buyer may reasonably require, and (iii) to otherwise determine the economic feasibility of Buyer's intended use of the Property. In the event that such reviews, approvals, inspections, and determinations reveal matters that are objected to by Buyer in its sole and arbitrary discretion without Buyer having to provide any basis therefor, Buyer, by written notice (the "Termination Notice") delivered to Seller prior to the expiration of the Inspection Period, may terminate this Agreement, in which event Buyer will be entitled to a return of the Deposit and the parties will have no further obligations or liabilities hereunder, except for Buyer's obligations under Sections 8(c), 8(e) and 21 hereof. If Buyer fails to provide Seller with a Termination Notice prior to the end of the Inspection Period, then, subject to any other conditions set forth in this Agreement, Buyer will be deemed satisfied as of the expiration of the Inspection Period with the condition of the Property and the operation of the Hotel.

          (b) Seller will cooperate with Buyer to permit Buyer and Buyer's designated agents to make the inspections and examinations authorized by this
Section 8.

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Upon Buyer's request, Seller will promptly provide Buyer and Buyer's designated agents with access to the Property, the Licenses, the Leases, the Contracts, the Records and the Documents, including all modifications and amendments thereto and, to the extent not included therein, any other relevant information as Buyer may reasonably request and Seller can provide within the scope of the Hotel MA, including without limitation any and all financial information relating to the operation of the Hotel, any and all health, building, fire, safety and other reports of governmental, quasigovernmental, insurance or other entities concerning the Property or the operation of the Hotel, and any and all inspection, environmental, structural, engineering and other reports with respect to the Property and the operation of the Hotel (including those relating to the heating, ventilation, air conditioning, plumbing, electrical, elevator and other mechanical systems). All such examinations and inspections will take place at reasonable times and locations and on reasonable notice and in a manner which will not interfere with the normal operation of the Hotel and will comply with the provisions of the Hotel MA. Seller will permit Buyer's agents to make photocopies of any of such materials and information to the extent not prohibited by the Hotel MA. Seller will use reasonable efforts to give Buyer complete and full access to the Property and all such items and information, throughout the Inspection Period in accordance with the Hotel MA. Nothing contained in this Agreement shall obligate Seller to commence litigation against Marriott or incur unreasonable cost or expense in the event that Buyer cannot gain such access or any information or documents referred to above or herein during the Inspection Period. In the event access or any information or documents referred to above or herein is not provided, Buyer's sole remedy for its inability to obtain the same will be to terminate this Agreement at the end of the Inspection Period as provided in subsection (a) above.

          (c) Buyer agrees that any and all information obtained by Buyer from such examinations and inspections will be held in confidence with its agents, representatives and employees and will not be disclosed to anyone by Buyer without the prior written consent of Seller. In the event this Agreement is terminated prior to the Closing, Buyer will return to Seller any documents and other materials received from Seller. Buyer shall indemnify, defend and hold Seller harmless from any loss, damages, costs or expenses (including reasonable attorney's fees) arising as a result of Buyer's breach of this provision.

          (d) Seller expressly acknowledges that, as part of such inspections and reviews during the Inspection Period, Buyer, at its sole option and expense, may elect to conduct engineering, structural, environmental and/or other tests, studies and audits in order to evaluate the condition of the Property, and that any such test, audit or study may require that Buyer, or its agents, obtain samples from the Land or Improvements for analysis, all at reasonable times and on reasonable prior notice, without interference by Buyer with Seller's business operations at the Hotel. Copies of all reports and results of all tests will be delivered to Seller. Buyer agrees to repair promptly any damage resulting from obtaining such samples.

          (e) Buyer will indemnify, defend and hold Seller harmless from any and all damages, claims, losses, liabilities and expenses, including reasonable attorneys' fees arising solely from or relating to any such examinations, inspections, tests, audits or studies conducted by Buyer or its agents, except to the extent such losses, liabilities and expenses arise solely from any negligent acts or omissions of Seller or its agents. There shall be no indemnity for anY previously existing conditions.

          (f) After receipt of the list of Material Licenses from Buyer, if Seller reasonably determines that any consent to the transfer of any such transferable Material Licenses is unlikely to be obtained prior to the Closing, Seller will notify Buyer within five (5) days. If Buyer does not waive such consent as a condition to Closing, within three (3) business days of receipt of Seller's notice, then at anytime thereafter, Seller may elect to terminate the Agreement and refund the Deposit to Buyer and thereafter the parties shall have no further obligations or liabilities to each other except for Buyer's obligations under Sections 8(c), 8(e) and 21 hereof.

     9. Prorations and Adjustments. All matters and items which would normally
        --------------------------
be prorated, adjusted and apportioned between the parties as of the date of Closing, including taxes, shall instead be transferred to and assumed by Buyer including, without limitation, all liabilities and obligations of Seller to Marriott under the Hotel MA. Buyer acknowledges that the Accounts have been transferred in lieu of making any prorations or adjustments.

     10. Insurance. Until the Closing, Seller agrees to cause to be maintained
         ---------
in full force and effect its existing fire and extended coverage, public liability and other insurance.

     11. Property of Guests. All baggage or other items checked or left in the
         ------------------
care of Seller, any safe-deposit boxes containing property of guests and any items in the "Lost and Found Bin" will be listed in an inventory, prepared in duplicate and signed by representatives of Seller and Buyer on the date of the Closing. Buyer will be responsible from and after the Closing for all property so listed and the contents of the identified safe deposit boxes, and Buyer agrees to indemnify Seller, its agents, employees, representatives and assigns against any claims, losses, damages or liabilities, including reasonable attorneys' fees, relating to, in connection with or arising out of such listed property and claims relating thereto from and after the Closing. Seller will remain responsible for such claims arising before the Closing.

     12. Taxes. Seller agrees to pay when due all sales taxes, transaction
         -----
privilege taxes, occupancy taxes, excise taxes, income taxes and other taxes and charges which are payable prior to Closing as a result of the ownership or operation of the Property prior to the Closing. All real estate taxes and assessments, penalties and interest due for the period ending at 11:59 p.m. on the day before the Closing will be paid by Seller at or before Closing. Seller will procure, at Seller's expense, and provide to Buyer at the Closing any and all certifications from appropriate governmental agencies certifying the payment of such taxes through the most recent date prior to the Closing for which such certifications are available. Buyer will pay all sales taxes, transaction privilege taxes, occupancy taxes, excise taxes, employment taxes, income taxes and other taxes and charges which are payable from and after the Closing. Seller will be responsible for all transfer or sales taxes, if any, which may be payable with respect to the sale of the Property, or any part thereof, or will obtain a final order from the Bankruptcy Court providing that the transaction contemplated by this Agreement is exempt from sales and transfer taxes under Section 1146(c) of the Bankruptcy Code. In regard to the foregoing obligation, Buyer agrees to give Seller immediate written notice of any sales tax assessment, including copies of any tax bills, in regard to the transaction embodied by this Agreement. Seller represents that there are no tax appeals pending.

     13. Employees and Payroll.
         ---------------------

     Seller represents that all employees at the Property are employees of Marriott and that Seller has no obligations with regard to any employees and Buyer will not assume any such obligation except to the extent of Seller's obligations under the Hotel MA.

     14. Condemnation and Casualty.
         -------------------------

          (a) Seller will promptly notify Buyer of any condemnation or threatened condemnation of the Real Property between the date hereof and the Closing (the "Condemnation Notice"). If the condemnation or threatened condemnation would materially and adversely affect the operation of the Hotel in the reasonable determination of Buyer, then Buyer will have the right to terminate this Agreement by written notice to Seller within fifteen (15) days following receipt of the Condemnation Notice. During such fifteen (15) day period, Seller will provide Buyer with any and all information reasonably requested by Buyer concerning the condemnation or threatened condemnation, including information relating to any proposed condemnation award. If Buyer so terminates this Agreement, the Deposit will be returned to Buyer, and the parties will have no further obligations or liabilities hereunder, except for Buyer's obligations under Sections 8(c), 8(e) and 21. If Buyer elects not to terminate this Agreement or fails to respond to the Condemnation Notice within such fifteen (15) day period, the purchase contemplated herein will be consummated without reduction of the Purchase Price within later of ten (10) days after the expiration of such fifteen (15) day period or on the Closing, in which event Buyer will be entitled to any condemnation award. Seller will assign, transfer and set over to Buyer all of Seller's right, title and interest in and to such condemnation proceeds necessary to give full effect to this section.

          (b) Seller will promptly notify Buyer of any fire or other casualty affecting the Land between the date hereof and the Closing. As soon as reasonably possible thereafter, Seller will provide Buyer with written notice of the nature, extent and cost of all repairs, together with all other information relating thereto, including all information concerning insurance coverage therefor (the "Casualty Notice") which repairs will be subject to reasonable approval of Buyer. If the cost of such repair exceeds $500,000, then Buyer will have the right to terminate this Agreement by written notice to Seller within fifteen (15) days following receipt of the Casualty Notice. If Buyer so terminates this Agreement the deposit will be returned to Buyer, and the parties will have no further obligations or liabilities hereunder, except for Buyer's obligations under Sections 8(c), 8(e) and 21 hereof. If Buyer elects not to terminate this Agreement or fails to respond to the Casualty Notice within such fifteen (15) day period, the purchase contemplated herein will be consummated without reduction of the Purchase Price within the later of ten (10) days after the expiration of such fifteen (15) day period or on the Closing, in which event the insurance proceeds will be used for such repairs and, to the extent necessary, Seller will assign, transfer and set over to Buyer all of Seller's right, title and interest in and to such proceeds.

          (c) Notwithstanding anything to the contrary contained in this Agreement, in the event Buyer elects not to terminate this Agreement under
Section 14(a) or Section 14(b), Buyer will be entitled to an additional credit against the Purchase Price in the amount of any insurance or condemnation proceeds that are not used or assigned as provided therein, including payment thereof to any person with a mortgage or other encumbrance on the Real Property.

     15. Use of Names. Seller acknowledges that all trade names and service
         ------------
marks currently being used by Seller in connection with the Hotel (except those owned by Marriott) are being assigned and transferred to Buyer as part of the purchase of the Property including, without limitation, but subject to the provisions of Section l(j) hereof, the name "WindWatch". Buyer acknowledges that it is acquiring no interest whatsoever in any of the Excepted Property, and Buyer will have no right to use trade names and service marks owned by Marriott in connection with the operation of the Hotel subsequent to the Closing unless Marriott and Buyer enter into an agreement providing otherwise. Seller will execute and deliver to Buyer any and all documents reasonably requested by Buyer to effect the assignment and transfer of any trade names and service marks under this Agreement.

     16. Closing. Consummation of the purchase and sale of the Property pursuant
         -------
to this Agreement (the "Closing") will take place at the offices of Winick & Rich, P.C., 919 Third Avenue, New York, New York 10022 July 14, 1996 but in no event earlier than the earlier of five (5) business days after (a) an order confirming the Chapter 11 Plan of the Seller becomes a final order or (b) an order approving this Agreement and the sale contemplated hereunder pursuant to
Section 363 and 365 of the Bankruptcy Code becomes a final order. The provisions of this Section are subject to the extension rights provided in Sections 7, 14, 16 or 17 hereof. As used in this Agreement the term "final order" shall mean an order as to which the time to appeal or seek review has expired and as to which no appeal or any extension thereof shall then be pending or in the event that an appeal, review or rehearing has been sought, such appeal or other proceeding has been withdrawn or dismissed with prejudice or such order has been affirmed by the highest court to which such order was appealed and the time to appeal or to seek review of such appellate order has expired. In the event (i) the order confirming the Plan or (ii) the order approving this Agreement and the sale hereunder pursuant to Section 363 and 365 of the Bankruptcy Code does not become final by July 14, 1996 either Buyer or Seller may, by written notice to the other, terminate this

Agreement in which event Buyer shall receive a refund of the Deposit and the parties will have no further obligations or liabilities hereunder, except for Buyer's obligation under Sections 8(c), 8(e) and 21. Except as otherwise expressly provided in this Agreement, any extension beyond such date will require the written consent of both parties.

     17. Default of Buyer or Seller.
         --------------------------

          (a) If the purchase and sale of the Property as contemplated herein is not consummated as a result of Buyer's breach or default under this Agreement (which breach or default remains uncured for five business (5) days following written notice thereof from Seller), then Seller, as its sole and exclusive remedy, may elect to terminate this Agreement by written notice to Buyer and to receive and retain the Deposit as liquidated damages. In light of the difficulty of determining Seller's damages in such event, the parties agree that the Deposit is a fair and reasonable amount to be retained by Seller as liquidated damages; that such amount is a reasonable estimate of such damages under the circumstances; and that retention by the Seller of such amount will not constitute a penalty or forfeiture.

          (b) If the purchase and sale of the Property as contemplated herein is not consummated as a result of Seller's breach or default under this Agreement (which breach or default remains uncured for five (5) business days following written notice thereof from Buyer), then Buyer will have the right to terminate this Agreement by written notice to Seller. Buyer shall have the right of specific performance in the event of Seller's willful default or willful refusal to close. If Buyer elects to so terminate this Agreement, the Deposit will be returned to Buyer, and the parties shall have no further obligations hereunder.

          (c) Buyer's obligations under Section 8(c), 8(e) and 21 will survive any termination under this Section 17.

     18. Representations of Seller. Seller represents, warrants and covenants to
         -------------------------
Buyer as follows:

          (a) Upon obtaining Bankruptcy Court approval: Seller will have full power to carry out the transactions provided for in this Agreement; the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated herein will be duly and validly authorized, and this Agreement will constitute a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller and Buyer acknowledge that Seller is required to obtain Bankruptcy Court approval to carry out the transactions contemplated by this Agreement, as more particularly set forth herein and in Section 38.

          (b) No consent of any governmental agency or authority is required for the execution of this Agreement by Seller and the consummation of the transaction contemplated herein, except for (i) Bankruptcy Court approval, (ii) the order of the

Bankruptcy approving the Hotel MA having become a final order and (ii) as otherwise provided in this Agreement.

          (c) To Seller's knowledge, there is not existing as of the date of this Agreement any other agreement, written or oral, under which Seller is or could become obligated to sell the Property or any portion thereof to a third party.

          (d) To Seller's knowledge, there are no unrecorded leases (other than the Leases), liens, encumbrances, permits, licenses, restrictions or other agreements which may affect title, possession, use or occupancy of the Property.

          (e) To Seller's knowledge, there are no intended public improvements which will or could result in any charge being assessed against the Property which will or could result in a lien thereon.

          (f) To Seller's knowledge, there is no pending or contemplated condemnation of the Real Property or any portion thereof.

          (g) To the best of Seller's knowledge, there are no suits, proceedings, judgments or claims pending or threatened which could materially affect the Property or the operation of the Hotel except for the Seller's bankruptcy proceeding, the bankruptcy proceeding of Blydenburgh Properties, Inc., all matters arising in or reflected in the bankruptcy proceedings, the pending action brought by CrossLand Savings Bank, N.A., the pending foreclosure action brought by Paul Kessler and Frank Apudula and those insurance and workers compensation claims outstanding in the Hotel.

     References to the knowledge of Seller under any term or provision of this Agreement or receipt of written notice by Seller under any term or provision of this Agreement shall be deemed references to the knowledge of or receipt of notice by the general partner of Seller.

     The foregoing representations will be true as of the date hereof and as of the date of the Closing.

     Except as otherwise expressly provided in this Agreement (i) the Property is being sold in an "AS IS" condition, and (ii) no representations or warranties are being made by Seller with respect to the condition of the Property or the operation thereof. No representation or warranty of Seller contained herein will survive the Closing.

     19. Representations of Buyer. Buyer represents as follows:
         ------------------------
          (a) Buyer is a corporation which is duly organized, validly existing and in good standing under the laws of the State of Virginia.

          (b) Buyer has full power to carry out the transactions provided for in this Agreement, the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated herein has been duly and validly authorized by all necessary action on Buyer's part, and this Agreement constitutes a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof will (i) violate any of its constituent documents, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets or properties.

          (c) No consent of any governmental agency or authority is required for the execution of this Agreement by Buyer and the consummation of the transaction contemplated herein, except as otherwise provided in this Agreement.

          (d) Buyer is not a party to any bankruptcy or similar proceedings. nor are there any other matters pending which would affect Buyer's ability to purchase the Property as provided herein.

          (e) Prior to the Closing Buyer shall inspect the Property fully and completely at its own expense and shall have satisfied itself with respect to the condition of the Property and the information contained in all Records. Buyer shall have reviewed the Contracts which it has elected to assume at Closing and all Licenses, Leases, Records and Documents prior to Closing and shall have approved the same provided, however that Buyer must assume Seller's
                             --------  -------
liabilities under all Contracts which Buyer has reviewed unless Seller can terminate such Contracts without liability.

     The foregoing representations will be true as of the date hereof and as of the date of the Closing.

     20. Operation of Hotel.
         ------------------

          (a) Seller will continue operating the Hotel until the Closing in the same manner as it has been operated over the twelve (12) month period preceding this Agreement and will arrange for Buyer representatives to visit the Land and Improvements from time to time after the expiration of the Inspection Period to observe operations, in accordance with the Hotel MA, including activities pertaining to reservations, room rates, advertising, promotion, and similar matters. Seller will maintain or cause Marriott to maintain adequate levels of FFE and Inventories necessary to so operate the Hotel. After the date hereof, Seller will not enter into any new Leases, Contracts, agreements, mortgages or commitments with respect to the Property which would impose obligations on Buyer and which are not terminable on less than sixty (60) days notice without penalty or premiums, without Buyer's consent.

          (b) Buyer agrees to indemnify and hold harmless Seller, its agents, employees, representatives and assigns, from and against any and all claims, losses, damages and liabilities, including reasonable attorneys' fees, arising out of the operation of the Hotel from and after the Closing.

     21. Commissions. Each party represents and warrants that it has not engaged
         -----------
or dealt with any broker, finder or any other person or agent, other than Hotel Partners Inc., who would be entitled to any commission or finder's fee in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. Each party agrees to indemnify and hold the other party harmless from and against all loss or damage, including reasonable attorneys' fees, arising out of the breach of such representation and warranty by the indemnifying party. Buyer will pay Hotel Partners, Inc. its commission, pursuant to a separate letter agreement with Buyer, only upon Closing and will indemnify, defend and hold Seller harmless with regard thereto.

     22. Conditions to Closing Required by Buyer. In addition to any other
         ---------------------------------------
conditions set forth elsewhere in this Agreement, the following will be conditions precedent to the Closing:

          (a) All customary levels of FFE and Inventory necessary to operate the Hotel in the ordinary course will be on hand at the Hotel for delivery to Buyer at the Closing.

          (b) All required written consents, if any, to the transfer and assignment of the Leases, the Material Contracts, and the Material Licenses will have been obtained or ordered by the Bankruptcy Court prior to Closing unless previously waived by Buyer in accordance with Section 8(f) hereof.

          (c) The title to the Property at the Closing will be subject only to the exceptions permitted by Buyer pursuant to this Agreement.

          (d) Subject to the provisions of Section 14, the Property will be in substantially the same physical condition on the date of the Closing as they are upon execution of this Agreement, ordinary wear and tear excepted.

          (e) Seller will have performed, satisfied and complied with all covenants, agreements and conditions to be performed or complied with by Seller at or before the Closing and will deliver all agreements and other instruments required or contemplated by this Agreement.

          (f) The representations and warranties of Seller in this Agreement will be true and correct as of the Closing as if made at the Closing. With respect to any representation or warranty made to Seller's knowledge, if at Closing Seller has knowledge that the representation or warranty is untrue, then this condition will not have been satisfied.

          (g) The contingencies set forth in Section 38 hereof shall have been satisfied.

     If the foregoing conditions have not been satisfied by the date scheduled for the Closing, Buyer will have the option to waive any unsatisfied condition or to terminate this Agreement, in which event the Deposit will be returned to Buyer and the parties will have no further obligations or liabilities hereunder, except for Buyer's obligations under Sections 8(c), 8(e) and 21. If the foregoing conditions have not been satisfied, or waived by Buyer by the date scheduled for the Closing and such non-satisfaction is a default or breach by Seller hereunder, the provisions of Section 17(a) will control.

     23. Conditions of Closing Required by Seller. In addition to any other
         ----------------------------------------
conditions set forth elsewhere in this Agreement, the following will be conditions precedent to the Closing:

          (a) Buyer will have performed, satisfied and complied with all covenants, agreements and conditions to be performed or complied with by Buyer at or before the Closing and will deliver all agreements and other instruments required or contemplated by this Agreement.

          (b) The representations and warranties of Buyer in this Agreement will be true and correct as of the Closing as if made at the Closing.

     If the foregoing conditions have not been satisfied by the date scheduled for the Closing and such non-satisfaction is not a default or breach by Buyer hereunder, Seller will have the option to waive any unsatisfied condition or to terminate this Agreement, in which event the Deposit will be returned to Buyer and the parties will have no further obligations or liabilities hereunder, except for Buyer's obligations under Sections 8(c), 8(e) and 21. If the foregoing conditions have not been satisfied by the date scheduled for the Closing and such non-satisfaction is a default or breach by Buyer hereunder, the provisions of Section 17(b) will control.

     24. Seller's Deliveries at Closing. At the Closing, Seller will deliver or
         ------------------------------
cause the Escrow Agent to deliver to Buyer the following:

          (a) The Deed, the Leasehold Assignment, the Bill of Sale, the Assignment and the Assumption Agreement.

          (b) To the extent available, the originals or copies of the Licenses, the Leases, the Contracts and the Documents, and the originals or copies of the Records.

          (c) A certification executed by Seller, pursuant to and in full compliance with Section 1445 of the Internal Revenue Code and the regulations issued thereunder, declaring that Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and Income Tax Regulations. Seller understands that such certificate may be made available to the Internal Revenue Service.

          (d) A tentative assessment from the New York State Department of Taxation and Finance sufficient to enable the recording of the Deed and other instruments at Closing clear of any taxes.

          (e) The entry of the Bankruptcy Court's order approving this Agreement (whether by a plan confirmation order or an order pursuant to Section 363 of the Bankruptcy Code), and such order's having become a final order.

          (f) Possession of the Property, subject to the rights, if any, of Marriott under the Hotel MA to, among any other rights, manage the Hotel for 120 days after the Closing.

          (g) Such other documents and instruments as may be required hereunder or that are otherwise reasonably necessary for the Closing.

     All agreements and instruments to be delivered to Buyer will have been duly executed and, where appropriate, acknowledged by the parties thereto. The foregoing is intended as a summary of items to be delivered at the Closing and will not be construed to limit or waive any obligations of Seller under this Agreement.

     25. Buyer's Deliveries at Closing. At the Closing Buyer will deliver or
         -----------------------------
cause the Escrow Agent to deliver to Seller the following:

                    (a) The sums required under Section 3 and 23.

                    (b) The Assignment and Assumption Agreement.

                    (c) Such other documents and instruments as may be required hereunder or that are otherwise necessary for the Closing.

     All agreements and instruments to be delivered to Seller will have been duly executed and, where appropriate, acknowledged by the parties thereto. The foregoing is intended as a summary of items to be delivered at the Closing and will not be construed to limit or waive any obligations of Buyer under this Agreement.

     26. Interpretation. This Agreement will be construed according to its fair
         -------------
meaning and neither for nor against any party hereto irrespective of which party caused the same to be drafted. Each of the parties acknowledges that it has been or has had the opportunity to be represented by an attorney in connection with the preparation and execution of this Agreement. Where appropriate, references to one gender will be deemed to include any other gender and references to the singular or the plural will be deemed to include either the singular or the plural.

     27. Extensions. Time is of the essence of this Agreement. Any extension of
         ----------
time granted for the performance of any obligation under this Agreement will not be considered an extension of time for the performance of any other obligation.

     28. Severability. Unenforceability for any reason of any provision of this
         ------------
Agreement will not limit or impair the operation or validity of any other provision of this Agreement.

     29. Exhibits and Recitals. Each Exhibit attached to this Agreement and each
         ---------------------
recital is incorporated and made a part of this Agreement by this reference.

     30. Notices. All notices, demands, requests and other communications
         -------
required or permitted hereunder will be effective when reduced to writing and either delivered personally or sent by a nationally recognized overnight courier service, to the appropriate party at the following addresses unless and until a different address has been designated by written notice to the other party as provided herein:

               If to Seller:

               Colony Hill Associates
               425 County Road 39A
               Suite 103A
               Southampton Beach, New York 11968
               Attention: John Folks, III
                    phone: (516) 283-7676
                    fax: (516) 283-4708

               with a copy to:

               Winick & Rich, P.C.
               919 Third Avenue
               New York, New York 10022
               Attention: Jeffrey N. Rich, Esq.
                    phone: (212) 935-9360
                    fax: (212) 308-5945

               If to Buyer:

               Patriot American Hospitality, Inc.
               3030 LBJ Freeway, Suite 1500
               Dallas, Texas 75324
               Attn: Leslie Ng
                     phone: (214) 888-8065
                     fax: (214) 888-8060

               with a copy to:

               Schulte Roth & Zabel
               900 Third Avenue
               New York, New York 10022
               Attn: Andrew H. Levy
                     phone: (212) 756-2480
                     fax:   (212) 593-5955

Any notice hand delivered will be deemed given on the date of delivery. Any notice sent by overnight courier will be deemed given one (1) day following the date such notice was properly deposited, prepaid, with such courier for delivery the following day. The party providing such notice will use its best efforts to concurrently send a copy thereof by facsimile to the facsimile number set forth above or to such other facsimile number as has been designated by written notice as provided herein.

     31. Entire Contract. This Agreement represents the entire agreement among
         ---------------
the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties concerning the same. No provision of this Agreement will be waived or altered or otherwise amended except pursuant to an instrument in writing signed by the party to be charged and no consent to any departure by any party from the provisions of this Agreement will be effective except pursuant to an instrument in writing signed by the party who is claimed to have so consented and then such consent will be effective only in the specific instance and for the specific purpose for which given.

     32. Additional Instruments. The parties will cooperate with each other to
         ----------------------
execute and deliver such instruments and documents and take such actions as may be required, or as a party may reasonably deem desirable, to effectuate the provisions of this Agreement.

     33. Binding Effect. Subject to the provisions of Section 38, this Agreement
         --------------
will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     34. Applicable Law. This Agreement will be governed by and construed in
         --------------
accordance with the laws of the State of New York.

     35. Captions. The captions of the Sections of this Agreement are inserted
         --------
for convenience only and will not control or affect the meaning or construction of any provisions hereof.

     36. Counterparts. This Agreement may be executed in several counterparts,
         ------------
each of which will be deemed an original but all of which will constitute only one agreement.

     37. Authority. Subject to the requirement that Seller obtain Bankruptcy
         ---------
Court approval each person signing below represents and warrants that he or she is fully authorized to execute and deliver this Agreement in the capacity set forth beneath his or her signature.

     38. Seller's Bankruptcy. (a) Within ten (10) days following the expiration
         -------------------
of the Inspection Period, Seller will (i) prepare and file a Plan of Reorganization and Disclosure Statement which will provide for the sale of the Property and the assumption of any executory contracts pertaining to the use of the Property (pursuant to 11 U.S.C. ss.365, including without limitation, the Material Contracts) and their assignment to Buyer pursuant to this Agreement (the "Plan"), or (ii) will seek court approval of this Agreement in a motion pursuant to 11 U.S.C. ss.ss.363(b) and (f), and 365 and any other applicable sections of the Bankruptcy Code ("Motion"). A draft of the (1) the Plan and Disclosure Statement, or the Application in support of the Motion and (2) the order confirming the Plan or approving the sale will be provided to Buyer no later than five (5) days prior to their filing. Buyer shall have prior approval of the form of the order approving the sale or the order confirming a plan, as said orders affect Buyer, prior to the submission of such orders to the Court. Buyer and Seller acknowledge that the parties' obligations to close hereunder are conditioned upon Seller obtaining the approval of this Agreement by Motion or confirmation of a Chapter 11 Plan. This Agreement is subject to higher and better offers only if Seller proceeds by way of Motion pursuant to 11 U.S.C. ss.363. The Seller shall not entertain any such offer unless (A) such offer is at least $1,500,000.00 greater than the Purchase Price set forth in this Agreement, plus the amounts payable by Buyer under Section 3 and Section 23, and
(B) the person making such offer qualifies as a bidder in accordance with the rules for bidding as set forth in any order of the Court or notice circulated by the Seller. Seller shall confer with Buyer regarding such bidding procedures and will incorporate all of Buyer's reasonable requests, but Seller's determination as to the rules for bidding shall be final. Seller agrees that the bidding procedures shall require bidders to comply with the following: (1) each bidder must post a ten (10%) percent downpayment in cash or cash equivalents at the auction, (2) the closing under any new bid must be scheduled to occur within thirty (30) days from the the date of the auction, (3) not later than five (5) days before the auction each bidder must submit its bid in writing and must set forth the identity of the principals of the bidder and a source of funds sufficient to allow the bidder to acquire the Property in the time required. The foregoing information shall be made available to Buyer as soon as practicable after receipt by Seller. The obligation to close this Agreement will not be binding upon the parties hereto until a final order approving the Agreement or confirming the Plan has been entered. Seller shall promptly provide Buyer with copies of any opposition papers received by Seller.

          (b) Within ten (10) business days following the expiration of the Inspection Period, Seller shall apply to the Bankruptcy Court for an order approving payment to Buyer of a fee in the amount of $1,000,000.00 to be paid by Seller to Buyer in the event that the Bankruptcy Court approves, either in connection with a motion pursuant to 11 U.S.C. ss.363 seeking approval of this Agreement or a plan of reorganization filed by Seller in its Chapter 11 case (which plan proposes the sale of the Property to Buyer), the sale of the Property or any substantial portion thereof to any person or entity other than Buyer (the "Break-Up Fee Order") and such transaction closes. The fee will only be payable if this Agreement has not been terminated as a result of Buyer's default and Buyer is otherwise ready, willing and able to complete the purchase, provided, however, that in no event shall it be payable if Buyer terminates this agreement under Section 7 or 8 hereof and Seller has complied with its obligation hereunder. Seller shall provide Buyer's counsel with drafts of the papers that will be submitted to the Court in support of the entry of the Break-Up Fee Order within five (5) business days of the return date of the motion seeking Bankruptcy Court approval of such Break-Up Fee. Buyer will have final approval of the form of Break-Up Fee Order, which approval will not be unreasonably withheld and may appear at the hearing thereon. Seller will also promptly provide to Buyer copies of any objections filed with respect to the application for the Break-Up Fee Order, upon their receipt by Seller or its counsel.

     39. Exculpation of Seller's Partners. Seller's partners shall have no
         --------------------------------
personal liability hereunder and Buyer agrees to look solely to the Property to satisfy any claims Buyer may have against Seller.

     40. Gains Tax. Buyer and Seller shall cooperate in filing all
         ---------
questionnaires required to comply with Article 31B of the New York Tax Law immediately following the expiration of the Inspection Period in order to obtain the tentative assessment and return required by Section 24(d) hereof.

     41. Jurisdiction. Buyer and Seller consent to the jurisdiction of the
         ------------
Bankruptcy Court to resolve any disputes arising out of or related to this Agreement.

     42. Hart Scott Rodino. Buyer and Seller agree that if a federal Hart Scott
         -----------------
Rodino Act filing is required by law, then

Buyer shall bear the cost of such filing, provided, however, that Seller shall, at its own expense, cooperate with Buyer in producing all information necessary to complete such filing.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as the day and year first written above.


                                   "Seller"

                                   COLONY HILL ASSOCIATES,
                                   a New York limited partnership


                                   By:
                                      -------------------------------
                                        Its General Partner



                                   "Buyer"

                                   PAH ACQUISITION CORPORATION,
                                   a Virginia corporation




                                   By:
                                      -------------------------------
                                        Its:


"Escrow Agent"




- ---------------------------------------
          Winick & Rich P.C.

                                    Exhibits
                                    --------


EXHIBIT "A"    -    LAND DESCRIPTION
EXHIBIT "B"    -    SCHEDULE OF LEASES AND CONTRACTS
EXHIBIT "C"    -    SCHEDULE OF LICENSES
EXHIBIT "D"    -    MATERIAL LICENSES
EXHIBIT "E"    -    TITLE REPORT

                    AMENDMENT TO PURCHASE AND SALE AGREEMENT

     This Amendment to Purchase and Sale Agreement dated as of April 12, 1996 between Colony Hill Associates ("Seller") and PAH Acquisition Corporation ("Buyer").

     WHEREAS, Seller and Buyer entered into a Purchase and Sale Agreement (the "Agreement") dated as of March 15, 1996; and

     WHEREAS, Buyer wishes to acquire an additional parcel from Seller and the parties wish to provide for certain modifications to the Agreement as more fully provided herein.

     NOW THEREFORE, for mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is modified as set forth in this Amendment. All terms not defined herein have the meaning assigned to them in the Agreement.

     C. In addition to the real property to be conveyed to Buyer under the Agreement, Seller has agreed to sell and Buyer has agreed to purchase the parcel outlined on Schedule 1 hereto and marked as the office parcel (the "Office Parcel"). The exact location of the property line between the Office Parcel and the Hotel Parcel and the parcels to the south will be subject to agreement with the purchaser of such parcels (the "Golf Purchaser") as provided in Section 3(c) below. Buyer and Seller agree that Exhibit A to the Agreement is replaced with
Schedule 1 hereto.

     D. The Purchase Price set forth in Section 3 of the Agreement shall be increased to Thirty Million Two Hundred Thousand Dollars ($30,200,000.00).

     E. In addition to the conditions to Closing set forth in Sections 22 and 23 of the Agreement, the following shall also be conditions to Buyer's and Seller's obligations to close:

          1. Seller shall have delivered to Buyer an agreement (the "Reservation Agreement") reserving a total of 72,399 gallons per day ("GPD") capacity in the waste water treatment plant owned by Seller and currently servicing the Property. Such capacity shall be sufficient to continue operating the Hotel consistent with past usage and to provide additional capacity for (i) a 150 Unit expansion of the Hotel, (ii) for a 2,900 square foot ballroom expansion, (iii) a potential 100,000 square foot office building to be constructed on the Office Parcel and (iv) a 200 seat cafeteria in the office building. The Reservation Agreement will be substantially similar to the Third-Party Sewer Agreements currently recorded against the Property and referred to in the Title Report as exception numbers 9, 10, 11, 15, 16, 22, 23, and 24 and will provide for (1) Seller to agree to (i) reserve the sewage treatment capacity levels provided for herein, (ii) perform all obligations with regard to the Property as are presently performed by "Owner" under the current Third-Party Sewer Agreements
(iii) retain and assume all obligations presently performed by it as "Owner" under the current Third-Party Sewer Agreements (other than maintenance of the sewer lines used by Buyer and the Third-Parties located at the Property), and
(iv) Seller shall allow Buyer to enforce Seller's rights against Third-Parties with regard to reimbursement for maintenance of Third-Party sewer lines through the Property and (2) Buyer to agree to (i) pay a minimum operation and maintenance fee of $1.50 per annum per gallon of reserved capacity for all constructed Improvements, (ii) construct a Site Sewer System (as defined in the Third-Party Sewer Agreements) to connect any newly constructed improvements at the Property to the Plant, (ii) pay a sewer connection fee for newly constructed improvements and (iv) perform all other obligations of the "Company", as more particularly set forth in the form of Third-Party Sewer Agreements that will be used as the basis for drafting the Reservation Agreement. Seller shall provide Buyer with a letter from the Suffolk County Department of Public Works ("DPW"), on its behalf and on behalf of the Suffolk County Sewer Agency (the "Sewer Agency"), acknowledging that the Plant has existing capacity to provide the sewage treatment capacity levels provided for herein; that such capacity has been reserved for the Property; and the DPW and Sewer Agency will look to the Seller and Pacific Ventures, Inc., and not to the Buyer, for the performance of the obligations retained by the Seller and Pacific Ventures, Inc. under the Third-Party Agreements and the Reservation Agreement with Buyer.

          2. Seller shall have received written approval from the Town of Islip for a subdivision of the WindWatch property owned by Seller into five separate parcels: the Hotel Parcel, the golf parcel (the "Golf Parcel"), the residential parcel (the "Residential Parcel"), the office parcel (the "Office Parcel"), and the parcel containing the Plant (the "STP Parcel"), which approval shall allow the continued existing zoning classification and uses of each of the parcels following the subdivision.

          3. Buyer and the Golf Purchaser (or Seller, in the event the Golf and Residential Parcels are to be retained by Seller and not conveyed to a third party) shall have agreed on the terms and conditions of agreements (the "Reciprocal Agreements") pursuant to which Buyer and the Golf Purchaser shall have resolved the manner in which (i) the property lines between the Golf Parcel and the Hotel Parcel and between the Residential Parcel and the Hotel Parcel will be drawn, (ii) appropriate access and parking for the Golf Parcel will be provided over the Hotel Parcel, (iii) real estate taxes assessed to the improvements on the parcels are allocated pending the issuance of separate tax bills for each of the parcels, (iv) the responsibility for rental payments on the lease of those portions of the parking area located on the Long Island Lighting Company property is allocated, and (v) access to the Golf Course is provided to guests of the Hotel.

     F. In addition to the deliveries at Closing set forth in Section 24 of the Agreement, Seller shall (i) deliver a notice of termination of the Hotel MA,
(ii) pay Marriott the termination fee provided for in Section 19.02 of the Hotel MA out of the proceeds of the sale and (iii) execute and/or deliver the agreements referred to in Section 3(a) and (b) above.

     G. In addition to the deliveries at Closing set forth in Section 25 of the Agreement, Buyer shall execute and deliver the agreements referred to in Section 3(a) and (c) above.

     H. Notwithstanding anything to the contrary contained herein or in the Agreement, if Buyer and the Golf Purchaser have not delivered to Seller a final copy of the agreed form for each of the agreements referred to in Section 3(c) above by May 10, 1996, then at anytime thereafter Seller may elect to terminate the Agreement and refund the Deposit to Buyer and thereafter the parties shall have no further obligations or liabilities to each other except for Buyer's obligations under Sections 8(c), 8(e) and 21 of the Agreement.

     I. Buyer and Seller agree that the Inspection Period provided for in
Section 8 of the Agreement has expired.

     J. Schedule 2 hereto is agreed to be Exhibit E to the Agreement. Notwithstanding anything to the contrary contained in Section 7 of the Agreement, Buyer and Seller agree that (a) Buyer's right to deliver an Objection Notice with regard to any matter shown in the Title Commitment as permitted under Section 7 of the Agreement shall run from the date Buyer received the Title Commitment, (b) Buyer's right to deliver an Objection Notice with regard to any matter shown in the Survey as permitted under Section 7 shall run from the date Buyer receives the Survey and (c) Buyer's right to deliver an Objection Notice with regard to any matter shown in the U.C.C. Reports as permitted under
Section 7 shall run from the date Buyer receives the U.C.C. Reports. In the event Buyer fails to give Seller an Objection Notice within the aforementioned time periods, Buyer will be deemed to have approved all such matters. Seller will have thirty (30) days from the receipt of the last Objection Notice to cure all such objections or to deliver the Non-Cure Notice as provided in Section 7.

     K. Seller shall cooperate with Buyer in requesting the consent of the existing mortgagee to the assignment, at closing, of a portion of the existing mortgage on the Hotel Parcel to a person designated by Buyer. Buyer will pay all costs imposed by the mortgagee in connection with such request.

     L. Except as modified hereby, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.



                                        SELLER

                                        COLONY HILL ASSOCIATES

                                        By:
                                           ----------------------------
                                             General Partner


                                        BUYER

                                        PAH ACQUISITION CORPORATION

                                        By:
                                           ----------------------------
                                        Name: Leslie Ng
                                     Title: Senior Vice-President,
                                             Acquisitions

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

     Second Amendment to Purchase and Sale Agreement dated April _ , 1996 between Colony Hill Associated ("Seller") and PAH Acquisition Corporation ("Buyer").

     WHEREAS, Seller and Buyer entered into a Purchase and Sale Agreement (the "P&S Agreement") dated as of March 15 1996, an Amendment ("First Amendment") to a Purchase and Sale Agreement dated April _, 1996, (the P&S Agreement, as amended by the First Amendment is hereby referred to as the "Agreement"); and

     WHEREAS, the parties wish to provide for the possibility that the Buyer may enter into a consulting agreement or arrangement with T. John Folks, III and Paul Fitzpatrick and that any monies paid pursuant to any such consulting agreement or arrangement be a credit against the Purchase Price set forth in
Section 3 of the Agreement.

     NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is modified as set forth in this Amendment. All terms not defined herein have the meaning assigned to them in the Agreement.

     M. The provisions of Section 3(d) of the Agreement are amended to read as follows:

                    (d) At the closing, Buyer will pay to Seller or its designees the balance of the Purchase Price in cash, bank or certified check or wire transfer of immediately available funds. Buyer and T. John Folks, III and Paul Fitzpatrick (collectively the "Consultants") may, on or prior to the Closing, enter into a consulting agreement or arrangement pursuant to which the Seller may pay to Consultants on or after Closing an amount up to, but not in excess, of $300,000. In such event, any amount paid or to be paid to the Consultants, pursuant to such agreement or arrangement shall be a credit against the Purchase Price (whether paid before or after Closing) and shall not be required to be paid to the Seller on closing.

     N. Except as modified hereby, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the (late first above written:

Dated: New York, New York
       April _ , 1996

                                               Sellers:

                                        COLONY HILL ASSOCIATES

                                        By:
                                            ------------------------------
                                              General Partner

                                              Buyer:

                                        PAH ACQUISITION CORPORATION

                                        By:
                                            ------------------------------

                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 ----------------------------------------------

          Third Amendment to Purchase and Sale Agreement dated May_______, 1996 between Colony Hill Associates ("Seller") and PAH Acquisition Corporation ("Buyer").

          WHEREAS, Seller and Buyer entered into a Purchase and Sale Agreement (the "P&S Agreement") dated as of March 15 1996, an Amendment ("First Amendment") to a Purchase and Sale Agreement dated April _, 1996, and a Second Amendment to Purchase and Sale Agreement dated May 3, 1996 (the "Second Amendment"; the P&S Agreement, as amended by the First Amendment and the Second Amendment, is hereby referred to as the "Agreement"); and

          WHEREAS, the Agreement provides for Seller to pay a fee to Marriott Hotel Corporation ("Marriott") out of the proceeds of the sale:

          WHEREAS, prior to closing, Marriott may agree to reduce or waive all or a portion of such fee and the parties have agreed that Buyer will receive a credit against the Purchase Price payable under the Agreement equal to the reduction in the amount of the fee payable by Seller to Marriott.

          NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement is modified as set forth in this Amendment. All terms not defined herein have the meaning assigned to them in the Agreement.

     O.   A new provision 3(e) is hereby added as follows:

                    (e) In the event that Seller is released from liability for payment of all or any portion of the termination fee provided for in Section 19.02 of the Hotel MA, Buyer will receive a credit against the balance of the Purchase Price payable hereunder in amount equal to the reduction in the termination fee.

     P. Seller will deliver a notice terminating the Hotel MA to Marriott at the Closing if Buyer so elects.

     Q. Except as modified hereby, the Agreement remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of June , 1996.

                                   Seller:

                                   COLONY HILL ASSOCIATES


                                   By:
                                        ------------------------------
                                        General Partner

                                   Buyer:



                                   PAH ACQUISITION CORPORATION



                                   By:
                                        ------------------------------

                 THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT
                 ----------------------------------------------

          Third Amendment to Purchase and Sale Agreement dated May __, 1996 between Colony Hill Associates ("Seller") and PAH Acquisition Corporation ("Buyer").

          WHEREAS, Seller and Buyer entered into a Purchase and Sale Agreement (the "P&S Agreement") dated as of March 15 1996, an Amendment ("First Amendment") to a Purchase and Sale Agreement dated April _, 1996, and a Second Amendment to Purchase and Sale Agreement dated May 3, 1996 (the "Second Amendment"; the P&S Agreement, as amended by the First Amendment and the Second Amendment, is hereby referred to as the "Agreement"); and

          WHEREAS, the Agreement provides for Seller to pay a fee to Marriott Hotel Corporation ("Marriott") out of the proceeds of the sale;

          WHEREAS, prior to closing, Marriott may agree to reduce or waive all or a portion of such fee and the parties have agreed that Buyer will receive a credit against the Purchase Price payable under the Agreement equal to the reduction in the amount of the fee payable by Seller to Marriott

          NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement is modified as set forth in this Amendment. All terms not defined herein have the meaning assigned to them in the Agreement.

     R.   A new provision 3(e) is hereby added as follows:

                    (e) In the event that Seller is released from liability for payment of all or any portion of the termination fee provided for in Section 19.02 of the Hotel MA, Buyer will receive a credit against the balance of the Purchase Price payable hereunder in amount equal to the reduction in the termination fee.

     S. Seller will deliver a notice terminating the Hotel MA to Marriott at the Closing if Buyer so elects.

     T. Except as modified hereby, the Agreement remains in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of June_____________, 1996.

                                   Seller:

                                   COLONY HILL ASSOCIATES


                                   By:

                                        General Partner

                                   Buyer:


                                   PAH ACQUISITION CORPORATION


                                   By: